UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2022

PowerSchool Holdings, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40684	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550
(Registrant's telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWSC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original Report”) filed by PowerSchool Holdings, Inc. (the “Company”) on November 7, 2022. This Amendment is being filed to (i) correct typographical errors with respect to Eric Shander’s previous compensation, (ii) include Eric Shander’s promotion letter as an exhibit hereto and (iii) disclose Craig Greenseid’s final bonus payout. This Amendment amends and restates the Original Report in its entirety, as reproduced below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, Eric Shander was promoted from Chief Financial Officer to President & Chief Financial Officer of the Company. In addition to his current responsibilities, Mr. Shander in his new expanded role will assume responsibility for the Company’s global customer renewals and success functions. In connection with his promotion, Mr. Shander’s (i) annual base salary will increase from $420,000 to $450,000, (ii) annual incentive bonus target will increase from 50% of his base salary to 75% of his base salary, and (iii) equity compensation in the form of restricted stock units (“RSUs”) will increase by $2,000,000, each effective December 1, 2022 (the “Effective Date”). The additional RSUs will vest 25% on the first anniversary of the Effective Date and 6.25% each quarter thereafter, subject to Mr. Shander’s continued employment with the Company. On November 29, 2022, Mr. Shander entered into a promotion letter reflecting the foregoing promotion and salary and annual incentive bonus increases. The foregoing description of the promotion letter does not purport to be complete and is qualified in its entirety by reference to the full text of the promotion letter, which is filed as an exhibit to this Amendment.

There are no family relationships between Mr. Shander and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Shander and any other persons pursuant to which Mr. Shander was appointed President of the Company. There are no related party transactions involving Mr. Shander that are reportable under Item 404(a) of Regulation S-K.

On November 1, 2022, Craig Greenseid announced his resignation as Chief Revenue Officer of the Company, effective November 14, 2022. On December 31, 2022, Mr. Greenseid will receive a final bonus payout of $212,920.31 for services performed during 2022. Mr. Greenseid’s departure is not due to a dispute or disagreement with the Company. Mr. Greenseid was appointed as Chief Revenue Officer of the Company in July 2019.

Item 8.01 Other Events.

Effective November 7, 2022, the Company hired Tony Kender as Chief Revenue Officer. Mr. Kender has over 30 years of expertise in building, scaling, and optimizing global sales organizations. Prior to joining the Company, Mr. Kender served as the Chief Revenue Officer at FinancialForce. Prior to his tenure at FinancialForce, Mr. Kender served at Oracle Corporation, most recently as Senior Vice President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1+	Promotion Letter, dated as of November 29, 2022, between PowerSchool Group LLC and Eric Shander.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Indicates a management contract or compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSCHOOL HOLDINGS, INC.

Date: December 16, 2022	By:	/s/ Michael Bisignano
	Name:	Michael Bisignano
	Title:	Chief Legal Officer

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